UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

PUERTO RICO RESIDENTS TAX-FREE FUND, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Tax-Free Fund, Inc.

270 Munoz Rivera Ave, Suite 1110

San Juan, Puerto Rico 00918

NOTICE OF ADJOURNMENT OF 2024 ANNUAL MEETING OF SHAREHOLDERS

UNTIL JANUARY 16, 2025

To the Shareholders of the Puerto Rico Residents Tax-Free Fund, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of the Puerto Rico Residents Tax-Free Fund, Inc., a Puerto Rico corporation (the “Fund”) will be reconvened on January 16, 2025, at 11:00 AM Atlantic Standard Time (10:00 AM Eastern Standard Time). The Annual Meeting will be reconvened for the following purposes:

1.	To elect two (2) directors of the Fund (PROPOSAL 1); and

2.	To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

On December 19, 2024, the Annual Meeting was convened and adjourned without transacting any other business to be held virtually on the date and time set forth in this notice to solicit proxies from the Fund’s shareholders to achieve a quorum at the Annual Meeting.

The items mentioned above are discussed in greater detail in the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, as supplemented by this Amendment No. 1 (the proxy statement, as supplemented by Amendment No. 1, the “Proxy Statement”). This notice should be read in conjunction with the Proxy Statement.

The Annual Meeting will be conducted virtually. Any shareholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of Fund shares as of the record date, November 4, 2024, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 PM Atlantic Standard Time (4:00 PM Eastern Standard Time) on January 14, 2025. Broadridge will then e-mail you the meeting login information and instructions for attending and voting at the Meeting.

Only shareholders of record at the close of business on November 4, 2024, are entitled to receive this notice and to vote at the Annual Meeting in accordance with the number of shares of record held in the name of each shareholder on such date.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 19th day of December, 2024.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary

Puerto Rico Residents Tax-Free Fund, Inc. Announces Adjournment of 2024 Annual Meeting of Shareholders to January 16, 2025

SAN JUAN, Puerto Rico – December 19, 2024 – Puerto Rico Residents Tax-Free Fund, Inc. (the “Fund”) today convened and then adjourned the 2024 Annual Meeting of Shareholders of the Fund (the “Annual Meeting”) without transacting any other business. The Annual Meeting has been adjourned to be reconvened virtually on January 16, 2025 at 11:00 AM Atlantic Standard Time (10:00 AM Eastern Standard Time).

The transaction of business at the Annual Meeting requires a quorum of more than one-half of the outstanding shares of the Fund entitled to vote, represented in person or by proxy. Based on a determination by the inspectors of election, there was no quorum present at the Annual Meeting. Accordingly, the Annual Meeting has been adjourned to provide the Fund with additional time to solicit proxies from its shareholders to achieve a quorum at the Annual Meeting.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE ON THE WHITE PROXY CARD “FOR” PROPOSAL 1 TO ELECT THE TWO DIRECTOR NOMINEES NAMED THEREIN AS DIRECTORS OF THE FUND. THIS PROPOSAL IS DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

The record date for the adjourned Annual Meeting remains November 4, 2024. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

The Board of Directors does not know of any matters to be properly brought before the Annual Meeting other than the proposals described in the Proxy Statement.

In the event you receive any materials from Ocean Capital or any of its affiliates, we urge you to discard any such materials. We also encourage you NOT to sign or return any blue proxy cards that may be sent to you by Ocean Capital or any of its affiliates in favor of Ocean Capital’s director nominees. If you vote—or have already voted—using a blue proxy card sent to you by Ocean Capital, you can revoke it by voting using the WHITE proxy card sent to you or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If shareholders have questions about how to vote their shares, they should immediately contact the Fund’s proxy solicitor, Okapi Partners, at (877) 566-1922 or at info@okapipartners.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, as supplemented by this Amendment No. 1 (the proxy statement, as supplemented by Amendment No. 1, the “Proxy Statement”), any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 19th day of December, 2024.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary